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                                                                    Exhibit 23.4


                       [LETTERHEAD OF BK ASSOCIATES, INC.]

                                    August    , 2001

Lease Investment Flight Trust
c/o Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, Delaware 19890

Re:  Lease Investment Flight Trust, Series 2001-1

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-4 (as amended, the "Registration Statement") of Lease Investment Flight Trust (the "Company"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the Company's Exchange Offer with respect to its Class A-1, Class A-2, Class A-3, Class B-1, Class B-2, Class C-1 and Class C-2 Notes.

We hereby consent to (i) the use of the information contained in our appraisal(s) for the dates set forth in the prospectus contained in the Registration Statement; (ii) the references to our firm in such prospectus, including the reference under the caption "Experts"; (iii) the attaching of our appraisals or summaries thereof in form and substance satisfactory to us to the prospectus; and (iv) the filing of this letter as an exhibit to the Registration Statement.

                                    Sincerely yours,

                                    BK ASSOCIATES, INC.

                                    By:  /s/ R. L. Britton
                                         ----------------------------------
                                           R. L. Britton
                                           Vice President
                                           ISTAT Senior Certified Appraiser